Exhibit 11
----------

                               MARCAM CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                         Three Months Ended           Six Months Ended
                                                              March 31,                   March 31,
                                                         1997          1996          1997         1996
                                                         ----          ----          ----         ----
NET LOSS                                               $(5,321)    $(10,759)        $(8,416)    $(13,609)
                                                       =======     ========         ========    ========

PRIMARY EARNINGS PER SHARE
--------------------------

Common stock:
Shares outstanding from beginning
   of period                                            11,439       11,367           11,431      11,271
Pro rata shares:
  Exercise of stock options                                 10           10               10          72
  Sales of common stock under
    Employee Stock Purchase Plan                            33           30               18          15
                                                       -------     --------        ---------    --------
                                                        11,482       11,407           11,459      11,358
                                                       =======     ========        =========    ========

Net loss per share                                     $ (0.46)    $  (0.94)       $  (0.73)    $  (1.20)
                                                       =======     ========        =========    ========

FULLY DILUTED EARNINGS PER SHARE
--------------------------------

Common stock:
Shares outstanding from beginning
  of period                                             11,439       11,367           11,431      11,271
Pro rata shares:
  Exercise of stock options                                 10           10               10          72
  Sales of common stock under
     Employee Stock Purchase Plan                           33           30               18          15
                                                       -------     --------        ---------     -------
                                                        11,482       11,407           11,459      11,358
                                                       =======     ========        =========     =======

Net loss per share                                     $ (0.46)    $ (0.94)        $  (0.73)     $ (1.20)
                                                       =======     ========        =========     =======